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                                                                    EXHIBIT 23.2



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation of our report dated February 14, 1997, on the combined financial statements of Maroone Automotive Group included in Republic Industries, Inc. Form 8-K, dated February 27, 1997, into the previously filed Registration Statements of Republic Industries, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269,
333-08479, 333-18009 and 333-20667), Form S-4 (Registration No. 333-17915) and
Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453 and 333-20669).




Crowe, Chizek and Company LLP



Ft. Lauderdale, Florida
March 14, 1997